UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2022

Aerojet Rocketdyne Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 252-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 per share	AJRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On July 8, 2022, the Board of Directors (the “Board”) of Aerojet Rocketdyne Holdings, Inc. appointed Thomas A. Corcoran to serve as independent Chairman of the Board, effective immediately. The Board also appointed Gail Baker to serve as Chairman of the Corporate Governance & Nominating Committee, with Maj. Gen. Charles F. Bolden (Ret.) and Deborah Lee James serving as members; General Kevin P. Chilton (Ret.) to serve as Chairman of the Organization & Compensation Committee, with Marion C. Blakey and General Lance W. Lord (Ret.) serving as members; and General Lance W. Lord (Ret.) to serve as Chairman of the Audit Committee, with Gail Baker and General Kevin P. Chilton (Ret.) serving as members, effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROJET ROCKETDYNE HOLDINGS, INC.

Date: July 11, 2022	By:	/s/ Daniel L. Boehle
	Name:	Daniel L. Boehle
	Title:	Vice President, Chief Financial Officer